Exhibit 99.1

Sabre Corporation Reports Third Quarter 2014 Results

•	Strong Revenue and Adjusted EBITDA Growth Across Core Businesses
•	Airline and Hospitality Solutions Revenue Increased 14.3% Year over Year
•	Travel Network Revenue Increased 3.7% Year over Year
•	Sabre Hospitality Solutions launches SynXis Enterprise Platform
•	Full Year Adjusted EBITDA and EPS Guidance Reiterated

SOUTHLAKE, Texas – Nov. 11, 2014 – Sabre Corporation (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2014.

“Third quarter results demonstrate continued progress toward our financial and strategic objectives,” said Tom Klein, Sabre President and CEO.  “Accelerated bookings growth, combined with sales, implementation, and innovation momentum drove solid revenue and Adjusted EBITDA growth in our Airline and Hospitality Solutions and Travel Network businesses. We reiterate our Adjusted EBITDA and EPS guidance and see positive commercial momentum as we approach 2015.”

Q3 2014 Financial Summary

Airline and Hospitality Solutions revenue increased 14.3% to $209 million from $183 million in the third quarter of 2013. The increase was driven by a combination of growth in passengers boarded through Sabre Airline Solutions SabreSonic CSS solution, which increased 7.9% in the quarter, and continued strong performance across the Airline Solutions’ Commercial and Operations portfolio and Sabre Hospitality Solutions.  As a result of strengthened bookings growth of 3.1%, Travel Network revenue increased 3.7% to $466 million from $450 million for the same period of 2013.

Sabre reported total consolidated third quarter revenue of $756 million, compared to $776 million for the prior year quarter. Consolidated Adjusted revenue for the quarter ended September 30, 2014, was $759 million a decline of 2.1% from $776 million for the third quarter of 2013. Excluding Travelocity, revenue increased 9.0% from $615 million in the third quarter of 2013 to $670 million in the third quarter of 2014.

Consolidated net income for the third quarter 2014 totaled $37 million, compared to $5 million in the previous year quarter. Third quarter consolidated Adjusted EBITDA was $230 million, a 14.2% increase from $201 million in the prior year period. Sabre Airline and Hospitality Solutions Adjusted EBITDA increased 43.4% from the year ago quarter to $82 million for the third quarter of 2014. Third quarter 2014 Travel Network Adjusted EBITDA increased 5.5% to $194 million. Excluding Travelocity, Adjusted EBITDA increased 10.3% from $194 million in the third quarter of the prior year to $214 million for the third quarter of 2014.

For the third quarter of 2014, Sabre reported income from continuing operations of $0.14 per share. Sabre reported third quarter 2014 Adjusted Net Income from Continuing Operations (Adjusted EPS) of $0.26 per share.

	Three Months Ended September 30,					Nine Months Ended September 30,
Financial Highlights (in thousands):	2014		2013		% Change	2014	2013	% Change
Total Company Excluding Travelocity:
Revenue	$670,325		$615,012		9.0	$1,968,063	$1,845,881	6.6
Operating Income	$104,739		$68,808		52.2	$280,955	$106,905	162.8
Adjusted EBITDA*	$213,972		$193,946		10.3	$635,466	$576,435	10.2
Total Company Including Travelocity:
Revenue	$756,303		$775,823		(2.5)	$2,229,286	$2,303,399	(3.2)
Net Income/(Loss) to Sabre Corp.	$36,563		$5,372		580.6	$22,823	$(127,254)	117.9

Adjusted Revenue*	$759,178		$775,823		(2.1)	$2,236,911	$2,303,399	(2.9)
Adjusted EBITDA*	$229,926		$201,349		14.2	$617,350	$583,963	5.7

Cash Flow from Operations	$44,171		$81,006		(45.5)	$121,679	$252,062	(51.7)
Capital Expenditures	$49,802		$57,257		(13.0)	$160,385	$168,744	(5.0)
Adjusted Capital Expenditures*	$59,807		$67,280		(11.1)	$187,987	$217,430	(13.5)

Free Cash Flow*	$(5,631)		$23,749		(123.7)	$(38,706)	$83,318	(146.5)
Adjusted Free Cash Flow*	$72,929		$53,200		37.1	$204,101	$160,487	27.2

Net Debt (total debt, less cash)	$2,944,461		$3,280,846
Net Debt / LTM Adjusted EBITDA	3.6	x	4.4	x
Airline and Hospitality Solutions:
Revenue	$208,685		$182,505		14.3	$571,975	$522,794	9.4
Passengers Boarded	136,545		126,545		7.9	385,611	358,428	7.6
Operating Income	$55,640		$37,087		50.0	$117,957	$88,260	33.6
Adjusted EBITDA*	$81,671		$56,940		43.4	$197,686	$145,485	35.9
Travel Network:
Revenue	$466,278		$449,562		3.7	$1,420,341	$1,381,105	2.8
Air Bookings	81,047		78,314		3.5	251,145	244,267	2.8
Non-air Bookings	13,806		13,701		0.8	41,274	40,734	1.3
Total Bookings	94,853		92,015		3.1	292,419	285,001	2.6
Bookings Share	36.1%		36.4%			35.7%	35.8%
Operating Income	$164,979		$158,476		4.1	$515,093	$505,446	1.9
Adjusted EBITDA*	$193,823		$183,728		5.5	$606,637	$582,268	4.2
Travelocity:
Revenue	$85,978		$160,811		(46.5)	$261,223	$457,518	(42.9)
Operating Income	$11,957		$6,166		93.9	$(29,326)	$(1,298)	(2159.3)
Adjusted Revenue*	$88,853		$160,811		(44.7)	$268,848	$457,518	(41.2)
Adjusted EBITDA*	$15,954		$7,403		115.5	$(18,116)	$7,528	(340.6)
*indicates non-GAAP financial measure; see descriptions and reconciliations below

Cash Flow from Operations totaled $44 million for the third quarter of 2014, compared to $81 million in the third quarter of 2013. Adjusted Free Cash Flow totaled $73 million in the third quarter of 2014, a 37.1% increase from $53 million in the third quarter of 2013. Adjusted Free Cash Flow excludes the effect of the change in the business model at Travelocity, including related restructuring costs and the effect on working capital, as well as the impacts of dispositions, litigation and other costs (see reconciliation below). Adjusted Capital Expenditures, which includes capitalized implementation costs, totaled $60 million for the third quarter of 2014, compared to $67 million in the year-ago period.

Sabre Airline and Hospitality Solutions

Sabre Airline and Hospitality Solutions leverage SaaS and hosted technologies to enable airlines and hoteliers to increase revenue, reduce costs, and provide better travel experiences for their customers. The business segment primarily drives revenue through flat-fees tied to usage events, such as passengers boarded and hotel rooms booked.

Growth across the customer base led to a 14.3% increase in revenue to $209 million in the third quarter of 2014, compared to $183 million in the prior year quarter.  This revenue growth was driven in part by an increase in passengers boarded through the SabreSonic® airline reservation system. Total passengers boarded were 137 million, a 7.9% increase from 127 million in the third quarter of 2013. Solid revenue contributions from our commercial and operations solutions and Hospitality Solutions also contributed to the revenue growth in the quarter.

Continued revenue growth and operating leverage across the SaaS and hosted solutions resulted in a 43.4% increase in Airline and Hospitality Solutions Adjusted EBITDA to $82 million for the third quarter of 2014 versus $57 million for the prior year period.

Sabre Hospitality Solutions launched the SynXis Enterprise Platform. This platform will deliver seamless integration that is designed to enable personalized and intuitive hotel guest experience as well as transform hotel operations, distribution and marketing systems. This exciting launch includes the introduction of the SynXis Property Manager, a hotel property management solution that seamlessly integrates with Sabre’s industry-leading central reservation system and has been successfully piloted with several leading hospitality brands.

Sabre Travel Network

Sabre Travel Network is one of the world’s largest travel marketplaces, handling more than $100 billion of 2013 travel services transactions with leading solutions for travel agents and travel suppliers. The business primarily recognizes revenue on a transaction-fee basis for travel booked through the Sabre Travel Network.

For the third quarter, Travel Network revenue increased $17 million, or 3.7%, to $466 million.  Direct billable bookings of 95 million increased 3.1% versus the prior year quarter, driven by growth in all regions partially offset by the decline in air travel in Venezuela.

Travel Network third quarter Adjusted EBITDA of $194 million increased 5.5% from $184 million for the third quarter of 2013.

Travelocity

Travelocity includes travelocity.com, the #1 customer satisfaction leader in JD Power’s most recent survey, and lastminute.com, one of Europe’s strongest travel brands. In August 2013, Sabre entered into a strategic marketing agreement with Expedia that transformed the Travelocity North America business.  Under the agreement, the U.S. and Canadian Travelocity websites are powered by the leading Expedia technology platform and content.   Sabre maintains responsibility for marketing the world-class Travelocity brand. Under the terms of the agreement, Expedia pays Sabre a performance-based marketing fee that varies based on the amount of travel booked through Travelocity-branded websites powered by Expedia. By design, this business model change results in lower revenues to Sabre, but is expected to drive increased profitability as the business realizes the benefit of significantly lower operating expenses.

Third quarter 2014 Travelocity results reflect the effects of the full migration to the new business model. As a result, third quarter 2014 Travelocity Adjusted Revenue declined 44.7% to $89 million, compared to $161 million in the third quarter of 2013, while Adjusted EBITDA increased 116% to $16 million, compared to earnings of $7 million in the third quarter of 2013. The company expects continued solid profitability for Travelocity going forward.

Business Outlook and Financial Guidance

Reflecting strong year-to-date results and continued momentum, management reiterated revenue and Adjusted EBITDA guidance for Sabre excluding Travelocity. Management also reiterated guidance for Travelocity Adjusted EBITDA, consolidated Adjusted EBITDA, consolidated Adjusted Net Income, and Adjusted EPS.

Full Year 2014 Guidance ($ millions, except EPS)	Sabre Excluding Travelocity	Travelocity*	Sabre*
Revenue	$2,575 - $2,595	$180 - $190	$2,755 - $2,785

Adjusted EBITDA	$833 - $843	$15 - $20	$848 - $863

Adjusted Net Income			$222 - $237

Adjusted EPS			$0.90 - $0.96
*Guidance excludes lastminute.com, not comparable to previous guidance

Sabre recently announced it is exploring strategic alternatives for lastminute.com, which is reported as part of the Travelocity business unit. With this consideration in mind, 2014 guidance has been updated to exclude lastminute.com financial results and expectations.  There can be no assurance that a transaction will occur as announced or at all. These updates, which exclude the impact of intercompany eliminations, reduce Travelocity business unit 2014 revenue by approximately $33.4 million for the first quarter, $39.0 million for the second quarter and $46.6 million for the third quarter. On the same basis, Travelocity business unit 2014 Adjusted EBITDA guidance has been adjusted to reflect the removal of a loss of $7.3 million for the first quarter, a loss of $1.4 million for the second quarter, and positive Adjusted EBITDA of $1.6 million for third quarter related to lastminute.com operations. Management has updated Travelocity business unit guidance to reflect these changes, as well as to reflect lower than previously expected Travelocity North America revenues. As a result of these changes, guidance for full year 2014 Travelocity Adjusted Revenue is now $180 - $190 million and Adjusted EBITDA guidance of $15-$20 million remains unchanged.

Conference Call

The Company will conduct its third quarter 2014 investor conference call today at 9:00 a.m. Eastern Time.  The live webcast, including accompanying slide presentation, can be accessed via Sabre’s Investor Relations website at http://investors.sabre.com.  A recording of the call will be archived for replay following the conference call.

About the Company

Sabre® is the leading technology provider to the global travel and tourism industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotels to manage vital operations, such as passenger and guest reservations, revenue management, and flight, network and crew management. Sabre also operates the world’s leading travel marketplace, processing more than $100 billion of annual travel spend.  Headquartered in Southlake, Texas, USA, Sabre operates in approximately 60 countries around the world.

Website Information

We routinely post important information for investors on our website, www.sabre.com in the Investor Relations section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, www.sabre.com.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.  See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “intend,” “believe,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Russia, exposures relating to the Expedia SMA, dependence on maintaining and renewing contracts with customers and other counterparties, exposure to pricing pressure in the Travel Network business, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, reliance on third-party distributor partners and joint ventures to extend our GDS services to certain regions and competition in the travel distribution market and solutions markets.  More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections included in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 17, 2014. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Nancy St. Pierre	Barry Sievert
682-605-3864	682-605-0214
nancy.stpierre@sabre.com	barry.sievert@sabre.com

SABRE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$756,303	$775,823	$2,229,286	$2,303,399
Cost of revenue (1) (2)	465,689	474,090	1,399,919	1,423,242
Selling, general and administrative (2)	169,183	208,033	575,413	620,226
Impairment	—	2,837	—	138,435
Restructuring charges	4,735	15,889	2,325	15,889
Operating income	116,696	74,974	251,629	105,607
Other income (expense):
Interest expense, net	(50,153)	(63,454)	(167,332)	(209,653)
Loss on extinguishment of debt	—	—	(33,538)	(12,181)
Joint venture equity income	2,867	1,841	9,367	7,873
Other, net	565	(2,429)	760	(1,099)
Total other expense, net	(46,721)	(64,042)	(190,743)	(215,060)
Income (loss) from continuing operations before income taxes	69,975	10,932	60,886	(109,453)
Provision (benefit) for income taxes	30,956	7,861	27,878	(5,229)
Income (loss) from continuing operations	39,019	3,071	33,008	(104,224)
(Loss) income from discontinued operations, net of tax	(1,736)	3,015	(8,017)	(20,895)
Net income (loss)	37,283	6,086	24,991	(125,119)
Net income attributable to noncontrolling interests	720	714	2,168	2,135
Net income (loss) attributable to Sabre Corporation	36,563	5,372	22,823	(127,254)
Preferred stock dividends	—	9,242	11,381	27,219
Net income (loss) attributable to common shareholders	$36,563	$(3,870)	$11,442	$(154,473)

Basic net income (loss) per share attributable to common shareholders:
Income (loss) from continuing operations	$0.14	$(0.04)	$0.08	$(0.75)
(Loss) income from discontinued operations	$(0.01)	$0.02	$(0.03)	$(0.12)
Net income (loss) per common share	$0.14	$(0.02)	$0.05	$(0.87)
Diluted net income (loss) per share attributable to common shareholders:
Income (loss) from continuing operations	$0.14	$(0.04)	$0.08	$(0.75)
(Loss) income from discontinued operations	$(0.01)	$0.02	$(0.03)	$(0.12)
Net income (loss) per common share	$0.13	$(0.02)	$0.05	$(0.87)
Weighted average common shares outstanding:
Basic	264,768	178,140	229,405	178,051
Diluted	273,330	178,140	237,994	178,051

Dividends per common share	$0.09	$—	$0.09	$—
(1) Includes amortization of upfront incentive consideration	$10,388	$9,385	$33,177	$28,736
(2) Includes stock-based compensation as follows:
Cost of revenue	$2,172	$544	$5,618	$816
Selling, general and administrative	3,300	2,142	16,816	4,630

SABRE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$157,747	$308,236
Restricted cash	755	2,359
Accounts receivable, net	466,753	434,288
Prepaid expenses and other current assets	56,315	53,378
Current deferred income taxes	39,184	41,431
Other receivables, net	28,902	29,511
Assets of discontinued operations	9,364	13,624
Total current assets	759,020	882,827
Property and equipment, net of accumulated depreciation of $824,146 and $722,916	526,722	498,523
Investments in joint ventures	142,639	132,082
Goodwill	2,152,590	2,138,175
Trademarks and brandnames, net of accumulated amortization of $554,286 and $545,597	307,445	323,035
Other intangible assets, net of accumulated amortization of $956,606 and $889,904	261,581	311,523
Other assets, net	522,397	469,543
Total assets	$4,672,394	$4,755,708

Liabilities, temporary equity and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$129,555	$111,386
Travel supplier liabilities and related deferred revenue	107,409	213,504
Accrued compensation and related benefits	91,700	117,689
Accrued subscriber incentives	168,019	142,767
Deferred revenues	176,990	136,380
Litigation settlement liability and related deferred revenue	75,409	38,920
Other accrued liabilities	210,196	267,867
Current portion of debt	22,418	86,117
Liabilities of discontinued operations	23,881	41,788
Total current liabilities	1,005,577	1,156,418
Deferred income taxes	8,601	10,253
Other noncurrent liabilities	523,728	263,182
Long-term debt	3,065,440	3,643,548
Commitments and contingencies (Note 14)
Temporary equity
Series A Redeemable Preferred Stock: $0.01 par value; 225,000,000 authorized shares; no shares issued and outstanding at September 30, 2014; 87,229,703 shares issued and 87,184,179 outstanding at December 31, 2013	—	634,843
Stockholders’ equity (deficit)
Common Stock: $0.01 par value; 450,000,000 authorized shares; 265,224,958 and 178,633,409 shares issued, 264,787,572 and 178,491,568 outstanding at September 30, 2014 and December 31, 2013, respectively	2,652	1,786
Additional paid-in capital	1,911,172	880,619
Treasury Stock, at cost, 437,386 shares at September 30, 2014	(5,297)	—
Retained deficit	(1,797,944)	(1,785,554)
Accumulated other comprehensive loss	(41,592)	(49,895)
Noncontrolling interest	57	508
Total stockholders’ equity (deficit)	69,048	(952,536)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$4,672,394	$4,755,708

SABRE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net income (loss)	$24,991	$(125,119)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	230,461	230,277
Impairment	—	138,435
Restructuring charges	3,247	4,089
Amortization of upfront incentive consideration	33,177	28,736
Litigation related (gains) charges	(6,132)	6,117
Stock-based compensation expense	22,434	5,446
Allowance for doubtful accounts	6,371	7,583
Deferred income taxes	6,232	(19,357)
Joint venture equity income	(9,367)	(7,873)
Dividends received from joint venture investments	2,205	—
Amortization of debt issuance costs	4,779	5,323
Debt modification costs	3,290	14,003
Loss on extinguishment of debt	33,538	12,181
Other	3,658	(10,210)
Loss from discontinued operations	8,017	20,895
Changes in operating assets and liabilities:
Accounts and other receivables	(58,435)	(46,394)
Prepaid expenses and other current assets	(10,612)	7,314
Capitalized implementation costs	(27,602)	(48,686)
Upfront incentive consideration	(31,633)	(26,634)
Other assets	(58,120)	(63,389)
Accrued compensation and related benefits	(23,104)	7,361
Accounts payable and other accrued liabilities	(31,516)	109,778
Pension and other postretirement benefits	(4,200)	2,186
Cash provided by operating activities	121,679	252,062
Investing Activities
Additions to property and equipment	(160,385)	(168,744)
Acquisition, net of cash acquired	(31,799)	(30,476)
Proceeds from sale of business	—	10,000
Other investing activities	235	—
Cash used in investing activities	(191,949)	(189,220)
Financing Activities
Proceeds of borrowings from lenders	148,307	2,540,063
Payments on borrowings from lenders	(797,028)	(2,239,538)
Proceeds from issuance of common stock in initial public offering, net	672,137	—
Prepayment fee and debt modification and issuance costs	(30,490)	(19,116)
Acquisition-related contingent consideration paid	(27,000)	—
Dividends paid to common shareholders	(23,831)	—
Other financing activities	(1,384)	(6,692)
Cash (used in) provided by financing activities	(59,289)	274,717
Cash Flows from Discontinued Operations
Net cash (used in) provided by operating activities	(25,424)	6,352
Net cash provided by investing activities	3,760	20,502
Net cash (used in) provided by discontinued operations	(21,664)	26,854
Effect of exchange rate changes on cash and cash equivalents	734	480
(Decrease) increase in cash and cash equivalents	(150,489)	364,893
Cash and cash equivalents at beginning of period	308,236	126,695
Cash and cash equivalents at end of period	$157,747	$491,588

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted Revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures.

We define Adjusted Revenue as revenue adjusted for the amortization of Expedia Strategic Marketing Agreement (Expedia SMA) incentive payments, which are recorded as a reduction to revenue and are being amortized over the non-cancellable term of the Expedia SMA (see Note 4, Restructuring Charges, to our consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q).

We define Adjusted Net Income as income (loss) from continuing operations adjusted for impairment, acquisition related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, litigation and taxes, including penalties, stock-based compensation, management fees, amortization of Expedia SMA incentive payments and tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes. This Adjusted EBITDA metric differs from (i) the EBITDA metric referenced in the section entitled “—Liquidity and Capital Resources—Senior Secured Credit Facilities” in Part I, Item 2 of our Quarterly Report on Form 10-Q, which is calculated for the purposes of compliance with our debt covenants, and (ii) the Pre-VCP EBITDA and EBITDA metrics referenced in the section entitled “Compensation Discussion and Analysis” in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on April 17, 2014, which are calculated for the purposes of our annual incentive compensation program and performance-based awards, respectively.

We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs during the periods presented.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment. We define Adjusted Free Cash Flow as Free Cash Flow plus the cash flow effect of restructuring and other costs, litigation settlement and tax payments for certain items, other litigation costs, management fees and the working capital impact from the Expedia SMA and the sale of TPN (see “Factors Affecting our Results and Comparability -Travelocity Restructuring” in Part I, Item 2 of our Quarterly Report on Form 10-Q).

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures and ratios based on these financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures includes cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•	Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•	Free Cash Flow and Adjusted Free Cash Flow do not reflect the cash requirements necessary to service the principal payments on our indebtedness;
•	Free Cash Flow and Adjusted Free Cash Flow do not reflect payments related to restructuring, litigation, management fees and Travelocity working capital which reduced the cash available to us;
•	Free Cash Flow and Adjusted Free Cash Flow remove the impact of accrual-basis accounting on asset accounts and non-debt liability accounts; and
•	other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures

(In thousands, except share amounts; Unaudited)

Reconciliation of net income (loss) to Adjusted Net Income, Adjusted Net Income from Continuing Operations per Share, and to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to common shareholders	$36,563	$(3,870)	$11,442	$(154,473)
Loss (income) from discontinued operations, net of tax	1,736	(3,015)	8,017	20,895
Net income attributable to noncontrolling interests(1)	720	714	2,168	2,135
Preferred stock dividends	—	9,242	11,381	27,219
Income (loss) from continuing operations	39,019	3,071	33,008	(104,224)
Adjustments:
Impairment	—	2,837	—	138,435
Acquisition related amortization(2a)	23,905	35,794	83,344	107,955
Loss on extinguishment of debt	—	—	33,538	12,181
Other, net (4)	(565)	2,429	(760)	1,099
Restructuring and other costs (5)	14,482	21,754	24,056	26,296
Litigation and taxes, including penalties(6)	4,440	8,579	12,497	31,543
Stock-based compensation	5,472	2,686	22,434	5,446
Management fees(7)	193	2,126	23,701	7,347
Amortization of Expedia SMA incentive payments	2,875	—	7,625	—
Tax impact of net income adjustments	(19,894)	(27,539)	(80,614)	(78,381)
Adjusted Net Income from continuing operations	$69,927	$51,737	$158,829	$147,697
Adjusted Net Income from continuing operations per share	$0.26	$0.28	$0.67	$0.80
Weighted-average shares outstanding adjusted for assumed inclusion of common stock equivalents	273,330	185,322	237,994	184,893

Adjusted Net Income from continuing operations	$69,927	$51,737	$158,829	$147,697
Adjustments:
Depreciation and amortization of property and equipment(2b)	39,524	32,936	122,409	97,687
Amortization of capitalized implementation costs(2c)	9,084	8,437	27,111	27,038
Amortization of upfront incentive consideration(3)	10,388	9,385	33,177	28,736
Interest expense, net	50,153	63,454	167,332	209,653
Remaining provision (benefit) for income taxes	50,850	35,400	108,492	73,152
Adjusted EBITDA	$229,926	$201,349	$617,350	$583,963

Reconciliation of Adjusted Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$756,303	$775,823	$2,229,286	$2,303,399
Amortization of Expedia SMA incentive payments	2,875	—	7,625	—
Adjusted Revenue	$759,178	$775,823	$2,236,911	$2,303,399

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Additions to property and equipment	$49,802	$57,257	$160,385	$168,744
Capitalized implementation costs	10,005	10,023	27,602	48,686
Adjusted Capital Expenditures	$59,807	$67,280	$187,987	$217,430

Reconciliation of Adjusted Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash provided by operating activities	$44,171	$81,006	$121,679	$252,062
Cash used in investing activities	(81,601)	(84,258)	(191,949)	(189,220)
Cash used in financing activities	(55,708)	324,884	(59,289)	274,717

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash provided by operating activities	$44,171	$81,006	$121,679	$252,062
Additions to property and equipment	(49,802)	(57,257)	(160,385)	(168,744)
Free Cash Flow	(5,631)	23,749	(38,706)	83,318
Adjustments:
Restructuring and other costs(5) (9)	12,101	8,391	38,527	12,933
Litigation settlement and tax payments for certain items(6) (10)	57,542	16,006	69,286	46,221
Other litigation costs(6) (9)	4,214	2,928	11,148	10,668
Management fees(7) (9)	193	2,126	23,701	7,347
Travelocity working capital as impacted by the Expedia SMA and TPN(8)	4,510	-	100,145	-
Adjusted Free Cash Flow	$72,929	$53,200	$204,101	$160,487

Reconciliation of Adjusted Gross Margin and Adjusted EBITDA by Segment:

	Three Months Ended September 30, 2014
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$164,979	$55,640	$11,957	$—	$(115,880)	$116,696
Add back:
Selling, general and administrative	26,583	13,236	50,059	(41)	79,346	169,183
Restructuring charges	—	—	—	—	4,735	4,735
Cost of revenue adjustments:
Depreciation and amortization(2)	14,264	25,871	1,122	—	5,995	47,252
Amortization of upfront incentive consideration(3)	10,388	—	—	—	—	10,388
Restructuring and other costs (5)	—	—	—	—	4,865	4,865
Litigation and taxes, including penalties(6)	—	—	—	—	188	188
Stock-based compensation	—	—	—	—	2,172	2,172
Amortization of Expedia SMA incentive payments	—	—	2,875	—	—	2,875
Adjusted Gross Margin	216,214	94,747	66,013	(41)	(18,579)	358,354
Selling, general and administrative	(26,583)	(13,236)	(50,059)	41	(79,346)	(169,183)
Joint venture equity income	2,867	—	—	—	—	2,867
Joint venture intangible amortization(2a)	801	—	—	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	524	160	—	—	23,776	24,460
Restructuring and other costs (5)	—	—	—	—	4,882	4,882
Litigation and taxes, including penalties(6)	—	—	—	—	4,252	4,252
Stock-based compensation	—	—	—	—	3,300	3,300
Management fees(7)	—	—	—	—	193	193
Adjusted EBITDA	$193,823	$81,671	$15,954	$—	$(61,522)	$229,926
	Three Months Ended September 30, 2013
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$158,476	$37,087	6,166	$—	$(126,755)	$74,974
Add back:
Selling, general and administrative	27,024	9,153	95,412	(123)	76,567	208,033
Impairment	—	—	—	—	2,837	2,837
Restructuring charges	—	—	—	—	15,889	15,889
Cost of revenue adjustments:
Depreciation and amortization(2)	12,621	18,299	1,132	—	17,369	49,421
Amortization of upfront incentive consideration(3)	9,385	—	—	—	—	9,385
Restructuring and other costs (5)					2,582	2,582
Litigation and taxes, including penalties(6)					5,389	5,389
Stock-based compensation					544	544
Adjusted Gross Margin	207,506	64,539	102,710	(123)	(5,578)	369,054
Selling, general and administrative	(27,024)	(9,153)	(95,412)	123	(76,567)	(208,033)
Joint venture equity income	1,841	—	—	—	—	1,841
Joint venture intangible amortization(2a)	801	—	—	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	604	1,554	105	—	24,682	26,945
Restructuring and other costs (5)	—	—	—	—	3,283	3,283
Litigation and taxes, including penalties(6)	—	—	—	—	3,190	3,190
Stock-based compensation	—	—	—	—	2,142	2,142
Management fees(7)	—	—	—	—	2,126	2,126
Adjusted EBITDA	$183,728	$56,940	$7,403	$—	$(46,722)	$201,349

Reconciliation of Adjusted Gross Margin and Adjusted EBITDA by Segment:

	Nine Months Ended September 30, 2014
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$515,093	$117,957	$(29,326)	$—	$(352,095)	$251,629
Add back:
Selling, general and administrative	76,810	38,555	202,240	(7,498)	265,306	575,413
Restructuring charges	—	—	—	—	2,325	2,325
Cost of revenue adjustments:
Depreciation and amortization(2)	44,943	79,034	3,585	—	29,584	157,146
Amortization of upfront incentive consideration(3)	33,177	—	—	—	—	33,177
Restructuring and other costs (5)	—	—	—	—	10,016	10,016
Litigation and taxes, including penalties(6)	—	—	—	—	1,127	1,127
Stock-based compensation	—	—	—	—	5,618	5,618
Amortization of Expedia SMA incentive payments	—	—	7,625	—	—	7,625
Adjusted Gross Margin	670,023	235,546	184,124	(7,498)	(38,119)	1,044,076
Selling, general and administrative	(76,810)	(38,555)	(202,240)	7,498	(265,306)	(575,413)
Joint venture equity income	9,367	—	—	—	—	9,367
Joint venture intangible amortization(2a)	2,403	—	—	—	—	2,403
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,654	695	—	—	70,966	73,315
Restructuring and other costs (5)	—	—	—	—	11,715	11,715
Litigation and taxes, including penalties(6)	—	—	—	—	11,370	11,370
Stock-based compensation	—	—	—	—	16,816	16,816
Management fees(7)	—	—	—	—	23,701	23,701
Adjusted EBITDA	$606,637	$197,686	$(18,116)	$—	$(168,857)	$617,350
	Nine Months Ended September 30, 2013
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$505,446	$88,260	$(1,298)	$—	$(486,801)	$105,607
Add back:
Selling, general and administrative	82,204	39,784	271,839	(514)	226,913	620,226
Impairment	—	—	—	—	138,435	138,435
Restructuring charges	—	—	—	—	15,889	15,889
Cost of revenue adjustments:
Depreciation and amortization(2)	36,182	55,193	7,354	—	51,712	150,441
Amortization of upfront incentive consideration(3)	28,736	—	—	—	—	28,736
Restructuring and other costs (5)	—	—	—	—	4,521	4,521
Litigation and taxes, including penalties(6)	—	—	—	—	19,864	19,864
Stock-based compensation	—	—	—	—	816	816
Adjusted Gross Margin	652,568	183,237	277,895	(514)	(28,651)	1,084,535
Selling, general and administrative	(82,204)	(39,784)	(271,839)	514	(226,913)	(620,226)
Joint venture equity income	7,873	—	—	—	—	7,873
Joint venture intangible amortization(2a)	2,403	—	—	—	—	2,403
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,628	2,032	1,472	—	74,704	79,836
Restructuring and other costs (5)	—	—	—	—	5,886	5,886
Litigation and taxes, including penalties(6)	—	—	—	—	11,679	11,679
Stock-based compensation	—	—	—	—	4,630	4,630
Management fees(7)	—	—	—	—	7,347	7,347
Adjusted EBITDA	$582,268	$145,485	$7,528	$—	$(151,318)	$583,963

Non-GAAP Footnotes:

(1)

Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in Sabre Travel Network Middle East of 40% for all periods presented and in Sabre Seyahat Dagitim Sistemleri A.S. of 40% beginning in April 2014 for the three and nine months ended September 30, 2014.

(2)	Depreciation and amortization expenses:
a.

Acquisition related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.
c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.
(3)

Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)

Other, net primarily represents foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)

Restructuring and other costs represents charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)

Litigation settlement and tax payments for certain items represent charges or settlements associated with airline antitrust litigation as well as payments or reserves taken in relation to certain retroactive hotel occupancy and excise tax disputes.

(7)

We paid an annual management fee to TPG Global, LLC (“TPG”) and Silver Lake Management Company (“Silver Lake”) in an amount between (i) $5 million and (ii) $7 million, the actual amount of which is calculated based upon 1% of Adjusted EBITDA, as defined in the management services agreement (“MSA”), earned by the company in such fiscal year up to a maximum of $7 million. In addition, the MSA provided for the reimbursement of certain costs incurred by TPG and Silver Lake, which are included in this line item. The MSA was terminated in connection with our initial public offering.

(8)

Represents the impact of the Expedia SMA and the sale of TPN on working capital for the nine months ended September 30, 2014, which is primarily attributable to the migration of bookings from our technology platform to Expedia’s platform and wind down activities associated with TPN (see “Factors Affecting our Results and Comparability—Travelocity Restructuring”).

(9)

The adjustments to reconcile cash provided by operating activities to Adjusted Free Cash Flow reflect the amounts expensed in our statements of operations in the respective periods adjusted for cash and non-cash portions in instances where material.

(10)

Includes payment credits used by American Airlines to pay for purchases of our technology services during the nine months ended September 30, 2014 and 2013. The payment credits were provided by us as part of our litigation settlement with American Airlines. Also includes a $50 million payment to American Airlines made in the third quarter of 2014 in conjunction with the new Airline Solutions contract, which will be amortized as a reduction to revenue over the contract term. This payment reduces payment credits originally offered to American Airlines as part of the litigation settlement in 2012, contingent on the signature of a new reservation agreement, which were extended to include the combined American Airlines and US Airways reservations contract. The payment credits would have been utilized for future billings under the new agreement.